UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 18, 2007

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2007, the Registrant entered into an agreement with St. Paul Properties, Inc. for the lease of approximately 67,660 square feet of its corporate headquarters located in Torrance, California, for a period of four years, beginning on October 1, 2007 and ending on September 30, 2011, with an option to extend the lease for a period of three years (the “New Lease”). This New Lease will replace the current lease for the facility immediately following the expiration of the current lease on September 30, 2007.

A copy of the New Lease is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 18, 2007, the Registrant entered into an agreement with St. Paul Properties, Inc. for the lease of approximately 67,660 square feet of real property, located in Torrance, California for a period of four years, beginning on October 1, 2007 and ending on September 30, 2011, as detailed in Item 1.01 of this Report. The monthly base rent, which includes common area maintenance (CAM) and electricity costs, is $125,171 per month for the first year, $127,877 per month for the second year, $129,907 per month for the third year and $132,613 per month for the fourth year, subject to the Registrant’s proportionate share of increases in operating expenses of the facility from the base year.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Office Lease by and between St. Paul Properties, Inc., as Landlord, and PC Mall, Inc., as Tenant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: June 21, 2007	By:	/s/ Theodore R. Sanders
Theodore R. Sanders Chief Financial Officer

Index to Exhibit

Exhibit No.	Description

10.1	Office Lease by and between St. Paul Properties, Inc., as Landlord, and PC Mall, Inc., as Tenant.